UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2015

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Dollar Tree, Inc. (the “Company”) provides the following update on the Federal Trade Commission’s (the “FTC”) review process of the Company’s pending acquisition (the “Acquisition”) of Family Dollar Stores, Inc. (“Family Dollar”). The Company previously disclosed that it believes that the FTC will require the divestiture of no more than roughly 300 stores, and the Company continues to believe this to be true. However, the Company recently learned that the FTC is currently reviewing more than 500 stores, and the FTC may identify additional stores for review in the future. The actual number of divestitures may therefore be above or below 300, as the number of divestitures that the FTC will require remains subject to uncertainties. Even if all the stores that the Company understands to be currently under review were required to be divested, the Company believes that the divested stores would represent no more than between $75 million and $82 million in Pro Forma Adjusted EBITDA (as defined below). If, as the Company believes should be the case, significantly fewer stores are required to be divested, then the Pro Forma Adjusted EBITDA represented by the divested stores will be significantly lower.  Given the number of stores that the FTC continues to analyze, the Company now hopes to reach agreement with the FTC on the stores to be divested by the end of February and will work to close the Acquisition by April 27, 2015.
The information in this Item 8.01 supplements and supersedes certain of the preliminary financing materials dated January 26, 2015 that were provided to potential investors relating to the proposed offerings of certain debt instruments in connection with the pending Acquisition. An excerpt of these materials was disclosed by the Company in Exhibit 99.1 to the Form 8-K filed on January 26, 2015 (the “Excerpts from Preliminary Financing Materials”). As used in this Current Report on Form 8-K, the term “Pro Forma Adjusted EBITDA” has the meaning set forth in the Excerpts from Preliminary Financing Materials, which also presents a reconciliation of Pro Forma Adjusted EBITDA, which is a non-GAAP financial measure.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the financing of the proposed transaction, the benefits, results, effects, timing and certainty of the proposed transaction, future financial and operating results, expectations concerning the antitrust review process for the proposed transaction and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the proposed merger include, among others: the risk that regulatory approvals required for the merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the merger are not satisfied; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist stockholders to the merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the merger; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Dollar Tree, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “A Warning About Forward-Looking Statements” and “Risk Factors” in Dollar Tree’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, Dollar Tree’s Quarterly Reports on Form 10-Q for the quarters ended May 3, 2014, August 2, 2014 and November 1, 2014, and other reports filed by Dollar Tree with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Dollar Tree undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: February 3, 2015	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer